Glowpoint Announces First Quarter 2019 Results

DENVER, CO, May 15, 2019 - Glowpoint, Inc. (NYSE American: GLOW) (“Glowpoint” or the “Company”), a managed service provider of video collaboration and network applications, today announced financial results for the first quarter ended March 31, 2019.

First Quarter Financial Results:

•	Cash of $1.6 million, working capital of $2.3 million and no debt as of March 31, 2019.

•
Revenue of $2.6 million, net loss of $0.6 million, and adjusted EBITDA (“AEBITDA”) of negative $0.1 million. AEBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Information” below for additional information regarding this non-GAAP financial measure, and “GAAP to Non-GAAP Reconciliation” later in this release for a reconciliation of this non-GAAP financial measure to net loss.

•	Stockholders’ equity of $6.2 million as of March 31, 2019.

Recent Highlights:

•	As previously announced, in April 2019 the Company regained full compliance with the NYSE American’s continued listing standards.

•
As previously announced, in April 2019 the Company and SharedLabs, Inc. mutually agreed to the terminate the previously announced Merger Agreement. SharedLabs has agreed to work with the Company in good faith to reach a resolution with respect to the Company’s rights in connection with the termination of the Merger Agreement, including the payment by SharedLabs of fees and expenses in connection therewith. To the extent it is necessary, the Company expects to utilize available legal remedies in order to pursue the payment by SharedLabs of any such amounts.

“We are pleased to have recently regained full compliance with the NYSE American’s continued listing standards. We maintain a clean balance sheet with $1.6 million in cash and no debt as of March 31, 2019. We remain focused on implementing certain infrastructure cost reductions in our efforts to improve adjusted EBITDA and operating cash flow. We are encouraged by recent capital markets activity and heightened market awareness in both video and unified communications and intend to use our expertise, along with an excellent reputation for delivering managed services to the Enterprise, to explore potential opportunities for growth in this sector. We are actively exploring potential merger and acquisition and/or business development initiatives and are confident that we can leverage our strong reputation with our large enterprise customers, our investments in R&D during the past two years and our existing intellectual property to increase shareholder value,” said Peter Holst, President and CEO of Glowpoint.

Glowpoint’s results from operations and financial condition are more fully discussed in our Quarterly Report on Form 10-Q for the three months ended March 31, 2019 on file with the Securities and Exchange Commission (the “SEC”).  Investors are encouraged to carefully review the Company’s Form 10-Q for a complete analysis of its results from operations and financial condition.

About Glowpoint

Glowpoint, Inc. (NYSE American: GLOW) is a managed service provider of video collaboration and network applications. Our services are designed to provide a comprehensive suite of automated and concierge applications to simplify the user experience and expedite the adoption of video as the primary means of collaboration. Our customers include Fortune 1000 companies, along with small and medium sized enterprises in a variety of industries. To learn more please visit www.glowpoint.com.

Non-GAAP Financial Information

Adjusted EBITDA (“AEBITDA”), a non-GAAP financial measure, is defined as net loss before depreciation and amortization, income tax expense, stock-based compensation, impairment charges, merger expenses and interest and other expense, net.

AEBITDA is not intended to replace operating loss, net loss, cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Rather, AEBITDA is an important measure used by management to assess the operating performance of the Company and is used in determining achievement of performance-based stock awards. AEBITDA as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. Therefore, AEBITDA should be considered in conjunction with net loss and other performance measures prepared in accordance with GAAP, such as operating loss or cash flow provided by (used in) operating activities, and should not be considered in isolation or as a substitute for GAAP measures, such as net loss, operating loss or any other GAAP measure of liquidity or financial performance. A reconciliation of AEBITDA to net loss is shown in the attached schedules.

Forward looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Glowpoint assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Glowpoint’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements regarding the Company’s financial performance, the effect of the termination of the Merger Agreement, the pursuit by Glowpoint for the payment of damages by SharedLabs as a result thereof, the Company’s future compliance with the NYSE American’s continued listing standards, and opportunities for the Company’s future growth. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2018 and in other filings made by the Company with the SEC from time to time, including the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019. Any of these factors could cause Glowpoint’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Glowpoint can give no assurance that its future results will be as estimated.  Glowpoint does not intend to, and disclaims any obligation to, correct, update or revise any information contained herein.

INVESTOR CONTACT:

Investor Relations
Glowpoint, Inc.
+1 303-640-3840
investorrelations@glowpoint.com
www.glowpoint.com

GLOWPOINT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value, stated value, and shares)

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash	$1,589	$2,007
Accounts receivable, net	1,442	1,371
Prepaid expenses and other current assets	619	547
Total current assets	3,650	3,925
Property and equipment, net	610	728
Goodwill	2,795	2,795
Intangibles, net	467	499
Other assets	89	15
Total assets	$7,611	$7,962
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$207	$222
Accrued expenses and other liabilities	1,159	910
Total current liabilities	1,366	1,132
Stockholders’ equity:
Preferred stock Series A-2, convertible; $.0001 par value; $7,500 stated value; 7,500 shares authorized, 32 shares issued and outstanding and liquidation preference of $323 and $308 at March 31, 2019 and December 31, 2018, respectively	—	—
Preferred stock Series B, convertible; $.0001 par value; $1,000 stated value; 2,800 shares authorized, no shares issued and outstanding and liquidation preference of $0 at March 31, 2019 and 75 shares issued and outstanding and liquidation preference of $75 at December 31, 2018	—	—
Preferred stock Series C, convertible; $.0001 par value; $1,000 stated value; 1,750 shares authorized, 475 shares issued and outstanding and liquidation preference of $475 at March 31, 2019 and 525 shares issued and outstanding and liquidation preference of $525 at December 31, 2018	—	—
Common stock, $.0001 par value; 150,000,000 shares authorized; 5,173,900 issued and 5,040,500 outstanding at March 31, 2019 and 5,113,700 issued and 4,981,200 outstanding at December 31, 2018	5	5
Treasury stock, 133,400 and 132,500 shares at March 31, 2019 and December 31, 2018, respectively	(497)	(496)
Additional paid-in capital	185,008	184,994
Accumulated deficit	(178,271)	(177,673)
Total stockholders’ equity	6,245	6,830
Total liabilities and stockholders’ equity	$7,611	$7,962

GLOWPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND GAAP to Non-GAAP Reconciliation
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenue	$2,594	$3,474
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	1,675	2,147
Research and development	213	250
Sales and marketing	33	177
General and administrative	1,112	898
Impairment charges	—	650
Depreciation and amortization	159	232
Total operating expenses	3,192	4,354
Loss from operations	(598)	(880)
Interest and other expense, net	—	(405)
Net loss	(598)	(1,285)
Preferred stock dividends	15	3
Net loss attributable to common stockholders	$(613)	$(1,288)

Net loss attributable to common stockholders per share:
Basic and diluted net loss per share	$(0.12)	$(0.28)

GAAP to Non-GAAP Reconciliation:
Net loss	$(598)	$(1,285)
Depreciation and amortization	159	232
Interest and other expense, net	—	405
Income tax expense	—	—
EBITDA	(439)	(648)
Stock-based compensation	29	50
Merger expenses	261	—
Impairment charges	—	650
Adjusted EBITDA	$(149)	$52

GLOWPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(598)	$(1,285)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	159	232
Bad debt expense (recovery)	(4)	5
Amortization of debt discount, net of gain on extinguishment	—	104
Stock-based compensation	29	50
Impairment charges	—	650
Changes in operating assets and liabilities:
Accounts receivable	(67)	(80)
Prepaid expenses and other current assets	(72)	19
Other assets	24	—
Accounts payable	(15)	(28)
Accrued expenses and other liabilities	136	(139)
Net cash used in operating activities	(408)	(472)
Cash flows from investing activities:
Purchases of property and equipment	(9)	(48)
Net cash used in investing activities	(9)	(48)
Cash flows from financing activities:
Principal payments under borrowing arrangements	—	(1,832)
Proceeds from Series C Preferred Stock issuance, net of expenses of $223	—	1,527
Purchase of treasury stock	(1)	(53)
Net cash used in financing activities	(1)	(358)
Decrease in cash and cash equivalents	(418)	(878)
Cash at beginning of period	2,007	3,946
Cash at end of period	$1,589	$3,068

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$—	$316

Non-cash investing and financing activities:
Accrued preferred stock dividends	$15	$3